CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30 OF 2005 AND 2004
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	TOTAL ASSETS	31,210,828	100	32,902,322	100

2	CURRENT ASSETS	10,344,596	33	11,615,100	35
3	CASH AND SHORT-TERM INVESTMENTS	2,166,211	7	3,464,879	11
4	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	1,513,973	5	2,448,588	7
5	OTHER ACCOUNTS AND DOCUMENTS RECEIVABLE	2,375,244	8	1,621,310	5
6	INVENTORIES	4,289,168	14	4,080,323	12
7	OTHER CURRENT ASSETS	-	-	-	-
8	LONG-TERM	87,556	0	602,272	2
9	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	87,556	0	602,272	2
10	INVESTMENT IN SHARES OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATED	-	-	-	-
11	OTHER INVESTMENTS	-	-	-	-
12	PROPERTY, PLANT AND EQUIPMENT	17,876,300	57	18,744,105	57
13	PROPERTY	14,613,934	47	14,699,012	45
14	MACHINERY AND INDUSTRIAL EQUIPMENT (NET)	26,803,222	86	27,956,253	85
15	OTHER EQUIPMENT	-	-	-	-
16	ACCUMULATED DEPRECIATION	24,661,624	79	24,923,307	76
17	CONSTRUCTION IN PROGRESS	1,120,768	4	1,012,147	3
18	DEFERRED ASSETS (NET)	2,619,172	8	1,940,845	6
19	OTHER ASSETS	283,204	1	-	-

20	TOTAL LIABILITIES	23,095,495	100	24,789,056	100
21	CURRENT LIABILITIES	8,444,028	37	8,319,183	34
22	SUPPLIERS	2,120,203	9	2,274,308	9
23	BANK LOANS	2,420,932	10	2,496,735	10
24	STOCK MARKET LOANS	909,439	4	728,124	3
25	TAXES TO BE PAID	-	-	210,830	1
26	OTHER CURRENT LIABILITIES	2,993,454	13	2,609,186	11
27	LONG-TERM LIABILITIES	12,813,468	55	14,611,862	59
28	BANK LOANS	1,521,294	7	2,579,455	10
29	STOCK MARKET LOANS	11,292,174	49	12,032,407	49
30	OTHER LOANS	-	-	-	-
31	DEFERRED LOANS	-	-	286,664	1
32	OTHER LIABILITIES	1,837,999	8	1,571,347	6

33	CONSOLIDATED STOCK HOLDERS' EQUITY	8,115,333	100	8,113,266	100
34	MINORITY INTEREST	2,839,497	35	2,749,395	34
35	MAJORITY INTEREST	5,275,836	65	5,363,871	66
36	CONTRIBUTED CAPITAL	7,939,691	98	7,939,691	98
37	PAID-IN CAPITAL STOCK (NOMINAL)	324,000	4	324,000	4
38	RESTATEMENT OF PAID-IN CAPITAL STOCK	6,580,964	81	6,580,964	81
39	PREMIUM ON SALES OF SHARES	1,034,727	13	1,034,727	13
40	CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	-	-	-	-
41	CAPITAL INCREASE (DECREASE)	(2,663,855)	(33)	(2,575,820)	(32)
42	RETAINED EARNINGS AND CAPITAL RESERVE	17,088,996	211	17,312,606	213
43	REPURCHASE FUND OF SHARES	2,000,000	25	2,000,000	25
44	EXCESS (SHORTFALL) IN RESTATEMENT OF HOLDER'S EQUITY	(21,623,640)	(266)	(21,693,380)	(267)
45	NET INCOME FOR THE YEAR	(129,211)	(2)	(195,046)	(2)

CONSOLIDATED BALANCE SHEET
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
3	CASH AND SHORT-TERM INVESTMENTS	2,166,211	100	3,464,879	100
46	CASH	310,951	14	301,860	9
47	SHORT-TERM INVESTMENTS	1,855,260	86	3,163,019	91

18	DEFERRED ASSETS (NET)	2,619,172	100	1,940,845	100
48	AMORTIZED OR REDEEMED EXPENSES	1,251,841	48	1,181,818	61
49	GOODWILL	670,811	26	759,027	39
50	DEFERRED TAXES	696,520	27	-	-
51	OTHERS	-	-	-	-

21	CURRENT LIABILITIES	8,444,028	100	8,319,183	100
52	FOREIGN CURRENCY LIABILITIES	4,975,973	59	6,354,999	76
53	MEXICAN PESOS LIABILITIES	3,468,055	41	1,964,184	24

24	STOCK MARKET LOANS	909,439	100	728,124	100
54	COMMERCIAL PAPER	909,439	100	728,124	100
55	CURRENT MATURITIES OF MEDIUM TERM NOTES	-	-	-	-
56	CURRENT MATURITIES OF BONDS	-	-	-	-

26	OTHER CURRENT LIABILITIES	2,993,454	100	2,609,186	100
57	OTHER CURRENT LIABILITIES WITH COST	-	-	-	-
58	OTHER CURRENT LIABILITIES WITHOUT COST	2,993,454	100	2,609,186	100

27	LONG-TERM LIABILITIES	12,813,468	100	14,611,862	100
59	FOREIGN CURRENCY LIABILITIES	11,507,703	90	6,529,787	45
60	MEXICAN PESOS LIABILITIES	1,305,765	10	8,082,075	55

29	STOCK MARKET LOANS	11,292,174	100	12,032,407	100
61	BONDS	-	-	-	-
62	MEDIUM TERM NOTES	11,292,174	100	12,032,407	100

30	OTHER LOANS	-	100	-	100
63	OTHER LOANS WITH COST	-	-	-	-
64	OTHER LOANS WITHOUT COST	-	-	-	-

31	DEFERRED LOANS	-	-	286,664	100
65	NEGATIVE GOODWILL	-	-	-	-
66	DEFERRED TAXES	-	-	286,664	100
67	OTHERS	-	-	-	-

32	OTHER LIABILITIES	1,837,999	100	1,571,347	100
68	RESERVES	1,695,330	92	1,463,612	93
69	OTHERS LIABILITIES	142,669	8	107,735	7

44	EXCESS (SHORTFALL) IN RESTATEMENT OF STOCK HOLDERS' EQUITY	(21,623,640)	100	(21,693,380)	100
70	ACCUMULATED INCOME DUE TO MONETARY POSITION	-	-	-	-
71	INCOME FROM NON-MONETARY POSITION ASSETS	(21,623,640)	100	(21,693,380)	100

CONSOLIDATED BALANCE SHEET
OTHER CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
72	WORKING CAPITAL	1,900,568	3,295,917
73	PENSIONS FUND AND SENIORITY PREMIUMS	619,439	561,672
74	EXECUTIVES (*)	324	354
75	EMPLOYEE (*)	4,926	5,212
76	WORKERS (*)	20,021	20,624
77	CIRCULATION SHARES (*)	295,727,910	295,727,910
78	REPURCHASED SHARES (*)	28,272,090	28,272,090
(*) THESE CONCEPTS SHOULD BE EXPRESSED IN UNITS

CONSOLIDATED INCOME STATEMENT
FROM JANUARY THE 1ST TO SEPTEMBER 30 OF 2005 AND 2004
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	19,650,580	100	19,804,548	100
2	COST OF SALES	14,508,225	74	14,586,388	74
3	GROSS INCOME	5,142,355	26	5,218,160	26
4	OPERATING EXPENSES	3,900,779	20	3,958,751	20
5	OPERATING INCOME	1,241,576	6	1,259,409	6
6	TOTAL FINANCING COST	1,239,513	6	1,285,980	6
7	INCOME AFTER FINANCING COST	2,063	0	(26,571)	(0)
8	OTHER FINANCIAL OPERATIONS	457,822	2	(188,399)	(1)
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	(455,759)	(2)	161,828	1
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(475,634)	(2)	250,337	1
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	19,875	0	(88,509)	(0)
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	-	-
13	CONSOLIDATED NET INCOME OF CONTINUOUS	19,875	0	(88,509)	(0)
14	INCOME OF DISCONTINUOUS OPERATIONS	-	-	-	-
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	19,875	0	(88,509)	(0)
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	-	-	-
18	NET CONSOLIDATED INCOME	19,875	0	(88,509)	(0)
19	NET INCOME OF MINORITY INTEREST	149,086	1	106,537	1
20	NET INCOME OF MAJORITY INTEREST	(129,211)	(1)	(195,046)	(1)

CONSOLIDATED INCOME STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	19,650,580	100	19,804,548	100
21	DOMESTIC	14,083,406	72	14,016,874	71
22	FOREIGN	5,567,174	28	5,787,674	29
23	TRANSLATED INTO DOLLARS (***)	506,163	3	496,692	3

6	TOTAL FINANCING COST	1,239,513	100	1,285,980	100
24	INTEREST PAID	1,887,551	152	1,628,366	127
25	EXCHANGE LOSSES	(264,286)	(21)	243,705	19
26	INTEREST EARNED	100,831	8	92,791	7
27	EXCHANGE PROFITS	-	-	-	-
28	GAIN DUE TO MONETARY POSITION	(282,921)	(23)	(493,300)	(38)
42	LOSS IN UDI'S RESTATEMENT	-	-	-	-
43	GAIN IN UDI'S RESTATEMENT	-	-	-	-

8	OTHER FINANCIAL OPERATIONS	457,822	100	(188,399)	100
29	OTHER NET EXPENSES (INCOME) NET	457,822	100	(188,399)	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	-	-	-
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	-	-	-

10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(428,675)	100	250,337	100
32	INCOME TAX	216,374	50	304,076	121
33	DEFERRED INCOME TAX	(695,384)	(162)	(143,334)	(57)
34	WORKERS' PROFIT SHARING	76,378	18	92,395	37
35	DEFERRED WORKERS' PROFIT SHARING	(26,043)	(6)	(2,800)	(1)
(***) AMOUNTS IN THOUSANDS OF DOLLARS

CONSOLIDATED INCOME STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
36	TOTAL SALES	21,428,855	24,221,366
37	NET INCOME OF THE YEAR	-	-
38	NET SALES (**)	26,056,231	26,373,930
39	OPERATION INCOME (**)	1,554,910	1,745,233
40	NET INCOME OF MAJORITY INTEREST (**)	(217,350)	(381,675)
41	NET CONSOLIDATED INCOME (**)	46,610	(230,154)
(**) THE RESTATED INFORMATION ON THE LAST TWELVE MONTHS SHOULD BE USED

CONSOLIDATED INCOME STATEMENT
FROM JULY THE 1ST TO SEPTEMBER 30 OF 2005 AND 2004
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	6,732,953	100	6,798,960	100
2	COST OF SALES	4,872,290	72	5,024,888	74
3	GROSS INCOME	1,860,663	28	1,774,072	26
4	OPERATING EXPENSES	1,282,038	19	1,327,129	20
5	OPERATING INCOME	578,625	9	446,943	7
6	TOTAL FINANCING COST	578,171	9	139,545	2
7	INCOME AFTER FINANCING COST	454	0	307,398	5
8	OTHER FINANCIAL OPERATIONS	71,350	1	80,707	1
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	(70,896)	(1)	226,691	3
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	38,861	1	178,691	3
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	(109,757)	(2)	48,000	1
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	-	-
13	CONSOLIDATED NET INCOME OF CONTINUOUS	(109,757)	(2)	48,000	1
14	INCOME OF DISCONTINUOUS OPERATIONS	-	-	-	-
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	(109,757)	(2)	48,000	1
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	-	-	-
18	NET CONSOLIDATED INCOME	(109,757)	(2)	48,000	1
19	NET INCOME OF MINORITY INTEREST	(41,251)	(1)	52,656	1
20	NET INCOME OF MAJORITY INTEREST	(68,506)	(1)	(4,656)	(0)

CONSOLIDATED INCOME STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	6,732,953	100	6,798,960	100
21	DOMESTIC	4,827,715	72	4,862,591	72
22	FOREIGN	1,905,238	28	1,936,369	28
23	TRANSLATED INTO DOLLARS (***)	176,362	3	166,922	2

6	TOTAL FINANCING COST	578,171	100	139,545	100
24	INTEREST PAID	655,844	113	582,938	418
25	EXCHANGE LOSSES	63,085	11	(211,573)	(152)
26	INTEREST EARNED	6,010	1	-	-
27	EXCHANGE PROFITS	-	-	43,428	31
28	GAIN DUE TO MONETARY POSITION	(134,748)	(23)	(188,392)	(135)
42	LOSS IN UDI'S RESTATEMENT	-	-	-	-
43	GAIN IN UDI'S RESTATEMENT	-	-	-	-

8	OTHER FINANCIAL OPERATIONS	71,350	100	80,707	100
29	OTHER NET EXPENSES (INCOME) NET	71,350	100	80,707	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	-	-	-
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	-	-	-

10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	85,820	100	178,691	100
32	INCOME TAX	100,496	117	102,641	57
33	DEFERRED INCOME TAX	(21,242)	(25)	44,680	25
34	WORKERS' PROFIT SHARING	12,647	15	34,879	20
35	DEFERRED WORKERS' PROFIT SHARING	(6,081)	(7)	(3,509)	(2)
(***) AMOUNTS IN THOUSANDS OF DOLLARS

CONSOLIDATED CASH FLOW STATEMENT
FROM JANUARY THE 1ST TO SEPTEMBER 30 OF 2005 AND 2004
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
1	CONSOLIDATED NET INCOME	19,875	(88,509)
2	+(-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE USING CASH	1,143,304	1,501,151
3	CASH FLOW FROM NET INCOME OF THE YEAR	1,163,179	1,412,642
4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	256,092	(442,447)
5	CASH GENERATED (USED) IN OPERATING ACTIVITIES	1,419,271	970,195
6	CASH FLOW FROM EXTERNAL FINANCING	(877,372)	1,232,969
7	CASH FLOW FROM INTERNAL FINANCING	(168,732)	(177,670)
8	CASH FLOW GENERATED (USED) BY FINANCING	(1,046,104)	1,055,299
9	CASH FLOW GENERATED (USED) IN INVESTMENT ACTIVITIES	(1,067,995)	(38,975)
10	NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	(694,828)	1,986,519
11	CASH AND SHORT-TERM INVESTMENTS AT THE BEGINNING OF PERIOD	2,861,039	1,478,360
12	CASH AND SHORT-TERM INVESTMENTS AT THE END OF PERIOD	2,166,211	3,464,879

CONSOLIDATED CASH FLOW STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
2	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE CASH USAGE	1,143,304	1,501,151
13	DEPRECIATION AND AMORTIZATION FOR THE YEAR	1,414,480	1,671,615
14	+ (-) NET INCREASE (DECREASE) IN PENSIONS FUND AND SENIORITY PREMIUMS	204,242	199,619
15	+ (-) NET LOSS (PROFIT) IN MONEY EXCHANGE	-	-
16	+ (-) NET LOSS (PROFIT) IN ASSETS AND LIABILITIES ACTUALIZATION	-	-
17	+ (-) OTHER ITEMS	-	-
40	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE CASH USAGE	(475,418)	(370,083)

4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	256,092	(442,447)
18	+ (-) DECREASE (INCREASE) IN ACCOUNT RECEIVABLE	657,280	(323,610)
19	+ (-) DECREASE (INCREASE) IN INVENTORIES	(86,485)	(183,463)
20	+ (-) DECREASE (INCREASE) IN OTHER ACCOUNT RECEIVABLE	(863,954)	(296,491)
21	+ (-) INCREASE (DECREASE) IN SUPPLIER ACCOUNT	51,818	150,116
22	+ (-) INCREASE (DECREASE) IN OTHER LIABILITIES	497,433	211,001

6	CASH FLOW FROM EXTERNAL FINANCING	(877,372)	1,232,969
23	+ SHORT-TERM BANK AND STOCK MARKET FINANCING	1,377,135	1,259,464
24	+ LONG-TERM BANK AND STOCK MARKET FINANCING	5,026,979	5,435,827
25	+ DIVIDEND RECEIVED	-	-
26	+ OTHER FINANCING	-	-
27	(-) BANK FINANCING AMORTIZATION	(7,281,486)	(5,462,322)
28	(-) STOCK MARKET AMORTIZATION	-	-
29	(-) OTHER FINANCING AMORTIZATION	-	-

7	CASH FLOW FROM INTERNAL FINANCING	(168,732)	(177,670)
30	+ (-) INCREASE (DECREASE) IN CAPITAL STOCKS	-	-
31	(-) DIVIDENDS PAID	(168,732)	(177,670)
32	+ PREMIUM ON SALE OF SHARES	-	-
33	+ CONTRIBUTION FOR FUTURE CAPITAL INCREASES	-	-

9	CASH FLOW GENERATED (UTILIZED) IN INVESTMENT ACTIVITIES	(1,067,995)	(38,975)
34	+ (-) DECREASE (INCREASE) IN STOCK INVESTMENTS OF A PERMANENT NATURE	-	-
35	(-) ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT	(904,359)	(785,633)
36	(-) INCREASE IN CONSTRUCTIONS IN PROGRESS	-	-
37	+ SALE OF OTHER PERMANENT INVESTMENTS	-	-
38	+ SALE OF TANGIBLE FIXED ASSETS	11,090	18,298
39	+ (-) OTHER ITEMS	(174,726)	728,360

RATIOS
CONSOLIDATED

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
	YIELD
1	NET INCOME TO NET SALES	0.10%		(0.45)%
2	NET INCOME TO STOCK HOLDERS' EQUITY (**)	(4.12)%		(7.12)%
3	NET INCOME TO TOTAL ASSETS (**)	0.15%		(0.70)%
4	CASH DIVIDENDS TO PREVIOUS YEAR NET INCOME	-%		-%
5	INCOME DUE TO MONETARY POSITION TO NET INCOME	1,423.50%		(557.34)%

	ACTIVITY
6	NET SALES TO NET ASSETS (**)	0.83	times	0.80	times
7	NET SALES TO FIXED ASSETS (**)	1.46	times	1.41	times
8	INVENTORIES ROTATION (**)	4.51	times	4.77	times
9	ACCOUNTS RECEIVABLE IN DAYS OF SALES	18.00	days	29.00	days
10	PAID INTEREST TO TOTAL LIABILITIES WITH COST (**)	15.59%		12.17%

	LEVERAGE
11	TOTAL LIABILITIES TO TOTAL ASSETS	74.00%		75.34%
12	TOTAL LIABILITIES TO STOCK HOLDERS' EQUITY	2.85	times	3.06	times
13	FOREIGN CURRENCY LIABILITIES TO TOTAL LIABILITIES	71.37%		51.98%
14	LONG-TERM LIABILITIES TO FIXED ASSETS	71.68%		77.95%
15	OPERATING INCOME TO INTEREST PAID	0.67	times	0.77	times
16	NET SALES TO TOTAL LIABILITIES (**)	1.13	times	1.06	times

	LIQUIDITY
17	CURRENT ASSETS TO CURRENT LIABILITIES	1.23	times	1.40	times
18	CURRENT ASSETS LESS INVENTORY TO CURRENT LIABILITIES	0.72	times	0.91	times
19	CURRENTS ASSETS TO TOTAL LIABILITIES	0.45	times	0.47	times
20	AVAILABLE ASSETS TO CURRENT LIABILITIES	25.65%		41.65%

	CASH FLOW
21	CASH FLOW FROM NET INCOME TO NET SALES	5.92%		7.13%
22	CASH FLOW FROM CHANGES IN WORKING CAPITAL TO NET SALES	1.30%		(2.23)%
23	CASH GENERATED (USED) IN OPERATING TO INTEREST PAID	0.77	times	0.60	times
24	EXTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	83.87%		116.84%
25	INTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	16.13%		(16.84)%
26	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT TO CASH GENERATED (USED) IN INVESTMENT ACTIVITIES	84.68%		2,015.74%
(**) IN THESE RATIOS FOR THE DATA TAKE INTO CONSIDERATION THE LAST TWELVE MONTHS

DATA PER SHARE

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount		Amount
1	BASIC PROFIT PER ORDINARY SHARE (**)	$(0.73)		$(1.29)
2	BASIC PROFIT PER PREFERENT SHARE (**)	$-		$-
3	DILUTED PROFIT PER ORDINARY SHARE (**)	$-		$-
4	CONTINUOUS OPERATING PROFIT PER COMMON SHARE(**)	$15.76		$(77.83)
5	EFFECT OF DISCONTINUOUS OPERATING ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$-		$-
6	EFFECT OF EXTRAORDINARY PROFIT AND LOSS ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$-		$-
7	EFFECT BY CHANGES IN ACCOUNTING POLICIES ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$-		$-
8	CARRYING VALUE PER SHARE	$17.84		$18.14
9	CASH DIVIDEND ACCUMULATED PER SHARE	$0.30		$0.30
10	DIVIDEND IN SHARES PER SHARE	-	shares	-	shares
11	MARKET PRICE TO CARRYING VALUE	0.70	times	0.61	times
12	MARKET PRICE TO BASIC PROFIT PER ORDINARY SHARE (**)	(16.94)	times	(8.58)	times
13	MARKET PRICE TO BASIC PROFIT PER PREFERENT SHARE (**)	-	times	-	times
(**) TO CALCULATE THE DATA PER SHARE USE THE NET INCOME FOR THE LAST TWELVE MONTHS

CREDITS BREAKDOWN
(Thousands of Pesos)

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	INTER. RATE	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
BANKS
FOREIGN TRADE
CITIBANK N.A.		5.74	-	-	106,955	-	-	-	-	-
CALIFORNIA COMMERCE BANK		5.59	-	-	97,116	-	-	-	-	-
COMERICA		4.84	-	-	89,922	-	-	-	-	-
HYPO VEREINSBANK		3.67	-	-	-	1,158	1,155	-	-	-
HYPO VEREINSBANK		4.26	-	-	-	2,276	-	-	-	-
TORONTO DOMINION		3.03	-	-	-	6,085	6,085	3,043	-	-
DEUTSCHE BANK		3.72	-	-	-	1,723	1,727	1,727	1,727	842
DEUTSCHE BANK		3.72	-	-	-	1,264	1,273	1,273	1,273	604
CONACYT		9.00	3,248	-	-	-	-	-	-	-
UNSECURED DEBT
Citibank	08/06/2006	6.04	-	-	2,479	-	-	-	-	-
Citibank	03/07/2006	5.18	-	-	2,698	-	-	-	-	-
Citibank	11/08/2005	5.22	-	-	2,698	-	-	-	-	-
Citibank	17/10/2005	5.20	-	-	5,395	-	-	-	-	-
Scotiabank	06/11/2006	5.92	-	-	9,712	-	-	-	-	-
Scotiabank	13/08/2006	3.69	-	-	2,576	-	-	-	-	-
Citibank	16/10/2005	4.96	-	-	10,791	-	-	-	-	-
Citibank	15/11/2005	5.22	-	-	5,395	-	-	-	-	-
Citibank	16/11/2005	5.61	-	-	16,186	-	-	-	-	-
BICSA	16/01/2006	5.33	-	-	16,726	-	-	-	-	-
BICSA	17/01/2006	5.35	-	-	583	-	-	-	-	-
BICSA	18/12/2005	5.21	-	-	4,856	-	-	-	-	-
Bac San Jose	14/01/2006	5.19	-	-	5,395	-	-	-	-	-
Bac San Jose	15/01/2006	5.37	-	-	2,158	-	-	-	-	-
Bac San Jose	16/02/2006	5.52	-	-	5,395	-	-	-	-	-
SERFIN	02/01/2006	8.75	9,967	-	-	-	-	-	-	-
SERFIN	02/01/2006	8.75	5,367	-	-	-	-	-	-	-
Industrial	28/07/2009	4.20	-	-	-	12,949	12,949	12,949	12,949	-
Scotiabank	28/03/2007	4.74	-	-	-	-	19,153	-	-	-
CITIBANK N.A.	18/11/2005	5.74	-	-	215,814	-	-	-	-	-
BANCO DE BOGOTA	09/02/2006	4.50	-	-	9,030	-	-	-	-	-
BANCO DE BOGOTA	15/02/2006	12.00	-	-	420	-	-	-	-	-
CITIBANK N.A.	13/12/2005	12.00	-	-	37,693	-	-	-	-	-
CAIXA NOVA	13/11/2005	3.05	-	-	15,490	-	-	-	-	-
BANCAJA	13/11/2005	3.05	-	-	9,450	-	-	-	-	-
CAJA ESPANA	11/08/2005	3.11	-	-	11,382	-	-	-	-	-
CAJA ESPANA	29/07/2006	3.04	-	-	7,204	-	-	-	-	-
BANCO PASTOR (1)	19/10/2005	3.20	-	-	20,118	-	-	-	-	-
BANCO PASTOR	28/09/2006	3.20	-	-	33,564	-	-	-	-	-
CAJA DUERO	21/10/2005	3.00	-	-	7,807	-	-	-	-	-
CAIXA NOVA	29/07/2006	3.00	-	-	11,468	-	-	-	-	-
BANCO POPULAR	24/10/2005	3.05	-	-	19,571	-	-	-	-	-
BANCO POPULAR	21/06/2006	3.20	-	-	5,238	-	-	-	-	-
BANCAJA	15/07/2006	3.15	-	-	7,613	-	-	-	-	-
BANCAJA	13/12/2005	3.15	-	-	2,704	-	-	-	-	-
BANCO HERRERO	13/09/2006	3.30	-	-	7,168	-	-	-	-	-
BANKINTER	26/06/2006	3.13	-	-	6,839	-	-	-	-	-
BANCO BILBAO VIZCAYA	17/05/2006	3.25	-	-	10,107	-	-	-	-	-
LA CAIXA	30/11/2005	3.00	-	-	7,482	-	-	-	-	-
LA CAIXA	20/10/2005	3.00	-	-	3,709	-	-	-	-	-
CAJA MADRID	21/06/2006	3.00	-	-	7,211	-	-	-	-	-
CAJA MADRID	12/07/2005	3.00	-	-	5,551	-	-	-	-	-
Banco Zaragozano	29/07/2006	2.94	-	-	3,943	-	-	-	-	-
Banco de Castilla	10/05/2005	3.20	-	-	6,844	-	-	-	-	-
Banco de Castilla	12/05/2005	3.20	-	-	13,011	-	-	-	-	-
Banco Atlantico (Cuenta Cauc	01/07/2006	3.50	-	-	2,238	-	-	-	-	-
BANCO NACIONAL DE CREDITO IN	23/09/2006	3.50	-	-	4,164	-	-	-	-	-
BBVA BANCOMER	06/02/2006	6.42	-	-	-	64,474	-	-	-	-
SINDICADO TRANCHE A	27/03/2006	6.22	-	-	-	215,814	-	-	-	-
SINDICADO TRANCHE B	27/03/2008	6.59	-	-	-	173,309	242,629	138,650	-	-
SINDICADO TRANCHE C	27/03/2007	12.36	219,670	125,555	-	-	-	-	-	-
VITEMCO	15/05/2007	4.50	-	-	-	-	227	-	-	-
VITRO CHAVES	30/07/2008	4.25	-	-	-	2,544	2,542	2,288	-	-
VITRO CHAVES	25/07/2006	4.25	-	-	-	386	-	-	-	-
VITRO CHAVES	30/11/2005	4.75	-	-	-	23	-	-	-	-
VITRO CHAVES	16/02/2006	4.75	-	-	-	94	-	-	-	-
VITRO CHAVES	25/12/2005	4.25	-	-	-	95	-	-	-	-
VITRO CHAVES	15/03/2006	4.25	-	-	-	1,320	-	-	-	-
VITRO CHAVES	25/12/2005	4.25	-	-	-	30	-	-	-	-
VITRO CHAVES	03/07/2010	3.50	-	-	-	174	-	-	-	723
VITRO CHAVES	04/07/2010	3.50	-	-	-	132	-	-	-	518
CG GALICIA	05/06/2008	4.00	-	-	-	3,906	2,288	2,288	3,226	-
BANCO PASTOR	04/05/2008	4.00	-	-	-	3,105	2,998	3,626	-	-
BANCO DE CASTILLA	20/06/2006	4.00	-	-	-	3,068	-	-	-	-
CAJA DUERO	25/06/2007	3.45	-	-	-	125	117	86	-	-
BCO.DE CASTILLA.LEASING	25/10/2007	2.95	-	-	-	5,364	5,529	453	-	-
CAJA MADRID	17/06/2008	3.45	-	-	-	1,561	1,560	1,560	-	-
CAJA ESPANA	15/07/2008	3.50	-	-	-	5,214	5,033	5,881	-	-
UDIS	01/02/2006	8.75	7,667	-	-	-	-	-	-	-
SINDICADO TRANCHE A	31/03/2009	6.19	-	-	-	61,183	99,706	101,972	81,578	-
SINDICADO TRANCHE B	02/04/2007	5.69	-	-	-	-	248,186	-	-	-
WITH WARRANTY
AIG	28/11/2005	8.86	-	-	269,768	-	-	-	-	-
Halcyon	20/02/2006	7.29	-	-	237,395	-	-	-	-	-
Banamex	25/01/2006	12.50	88,290	-	-	-	-	-	-	-
Scotiabank	28/12/2009	5.44	-	-	-	5,477	7,303	7,303	7,303	40,174
Scotiabank	28/09/2006	5.21	-	-	-	1,798	-	-	-	-
BANCO NACIONAL DE MEXICO, S.	26/09/2006	6.05	-	-	-	83,844	-	-	-	-
BANCO PASTOR	28/02/2008	3.65	-	-	-	3,609	3,604	1,813	-	-
FINACITY	15/07/2016	12.50	-	-	-	9,531	9,531	9,531	9,531	42,806
INBURSA	31/12/2006	7.75	-	-	-	28,056	224,447	-	-	-
TOTAL BANKS			334,209	125,555	1,387,032	699,691	898,042	294,443	117,587	85,667
LISTED IN THE MEXICAN STOCK EXCHANGE
UNSECURED DEBT
Bonos 2011	23/07/2011	10.75	-	-	-	-	-	-	-	2,644,995
CSFB	24/02/2010	10.08	-	-	-	53,954	53,954	80,930	80,930	1,348,838
CSFB	23/03/2007	13.97	-	-	-	-	1,133,024	-	-	-
CSFB	23/03/2007	13.97	-	-	-	-	485,582	-	-	-
CERTIFICADOS BURSATILES (Vit	25/10/2005	13.11	76,557	-	-	-	-	-	-	-
EURO PAPEL (33)	20/10/2005	9.20	-	-	43,163	-	-	-	-	-
EURO PAPEL (34)	20/10/2005	9.20	-	-	172,651	-	-	-	-	-
UDIS VITRO (200) P99U	06/07/2006	9.00	563,114	-	-	-	-	-	-	-
UDIS VITRO (155) P992U	10/12/2006	9.90	-	463,888	-	-	-	-	-	-
BONOS 2007	15/05/2007	11.38	-	-	-	-	1,644,524	-	-	-
CERTIFICADOS BURSATILES (VIT	10/02/2008	13.47	-	360,000	-	-	-	-	-	-
CERTIFICADOS BURSATILES (VIT	22/12/2008	13.05	-	206,010	-	-	-	-	-	-
CERTIFICADOS BURSATILES (VIT	02/05/2009	13.99	-	150,312	-	-	-	-	-	-
CREDIT SUISSE FIRST BOSTON (	30/04/2009	11.50	-	-	-	-	-	-	230,648	-
BONOS 2013	11/01/2013	12.75	-	-	-	-	-	-	-	2,408,539
TOTAL STOCK EXCHANGE			639,671	1,180,210	215,814	53,954	3,317,084	80,930	311,578	6,402,372

SUPPLIERS
TESORERIA DE LA FEDERACION			66,503	-	-	-	-	-	-	-
TRACTEBEL ENERGIA DE MONTERR			54,223	-	-	-	-	-	-	-
SKANDIA VIDA SA DE CV			29,808	-	-	-	-	-	-	-
O. ENRIQUE HINOJOSA PENA AGE			29,098	-	-	-	-	-	-	-
MATERIAS PRIMAS DE LAMPAZOS			28,389	-	-	-	-	-	-	-
GAS INDUSTRIAL DE MONTERREY,			26,364	-	-	-	-	-	-	-
RHI-REFMEX, S.A. DE C.V.			24,412	-	-	-	-	-	-	-
WEYERHAEUSER DE MEXICO, S.A.			23,024	-	-	-	-	-	-	-
EMPAQUES DE CARTON TITAN, S.			22,989	-	-	-	-	-	-	-
CARTONPACK, S.A. DE C.V.			21,861	-	-	-	-	-	-	-
INGENIERIA EN EMPAQUE ARVISA			20,441	-	-	-	-	-	-	-
IXE BANCO, S.A.			18,899	-	-	-	-	-	-	-
EDS DE MEXICO, S. A. DE C. V			17,242	-	-	-	-	-	-	-
MATERIAS PRIMAS MONTERREY, S			16,652	-	-	-	-	-	-	-
PEMEX GAS Y PETROQUIMICA BAS			16,417	-	-	-	-	-	-	-
CARTONPACK, S.A. DE C.V.			15,656	-	-	-	-	-	-	-
PRAXAIR MEXICO, S. DE R.L. D			13,312	-	-	-	-	-	-	-
IBM DE MEXICO, COM. Y SERVIC			13,177	-	-	-	-	-	-	-
DESARROLLO LOGISTICO SA DE C			12,693	-	-	-	-	-	-	-
FERRO COLORES, S.A. DE C.V.			12,676	-	-	-	-	-	-	-
TFM S.A DE C.V.			12,350	-	-	-	-	-	-	-
FERROSUR, S.A. DE C.V.			12,136	-	-	-	-	-	-	-
VIDRIOS SORDO NORIEGA, S.A.			12,133	-	-	-	-	-	-	-
RISOUL Y CIA, S. A. DE C. V.			11,975	-	-	-	-	-	-	-
INTERGLASS, S. A. DE C. V.			10,483	-	-	-	-	-	-	-
INSTITUTO MEXICANO DEL SEGUR			10,482	-	-	-	-	-	-	-
RODAMIENTOS Y ACCESORIOS, S.			9,821	-	-	-	-	-	-	-
EMPAQUES DE CARTON TITAN, S.			9,232	-	-	-	-	-	-	-
AMERICAN NATURAL SODA ASH CO			-	-	126,568	-	-	-	-	-
SOLUTIA, INC.			-	-	44,189	-	-	-	-	-
UNION PACIFIC RAILROAD CO.			-	-	43,523	-	-	-	-	-
SAP MEXICO, S.A. DE C.V.			-	-	27,357	-	-	-	-	-
LIBBEY GLASS INC			-	-	22,363	-	-	-	-	-
VERRERIES SOUCHON NEUVESEL,			-	-	17,582	-	-	-	-	-
E. HINOJOSA CALZADO LTD			-	-	11,894	-	-	-	-	-
THE BOSTON CONSULTING GROUP			-	-	10,353	-	-	-	-	-
BANDO KIKO CO. LTD			-	-	9,491	-	-	-	-	-
SOLUTIA MEXICO S. DE R.L. DE			-	-	6,522	-	-	-	-	-
GERRO PLAST GMBH KUNSTSTOFFA			-	-	5,606	-	-	-	-	-
MONOFRAX INC.			-	-	5,332	-	-	-	-	-
TRACTEBEL ENERGIA DE MONTERR			-	-	5,244	-	-	-	-	-
ARKEMA INC.			-	-	4,981	-	-	-	-	-
CREATIVE EXTRUDED PRODUCTS,			-	-	4,703	-	-	-	-	-
RECTICEL N.A. INC..			-	-	4,612	-	-	-	-	-
MEDITERRANEAN SHIPPING COMPA			-	-	4,586	-	-	-	-	-
YIH-TAIR INDUSTRIAL CO. LTD.			-	-	4,338	-	-	-	-	-
OTROS			481,957	-	706,554	-	-	-	-	-
TOTAL SUPPLIERS			1,054,405	-	1,065,798	-	-	-	-	-

OTHER LIABILITIES			1,439,770	-	1,553,684	-	-	-	-	-
OTHER CURRENT LIABILITIES AND OTHER CREDITS			1,439,770	-	1,553,684	-	-	-	-	-

T O T A L			3,468,055	1,305,765	4,222,328	753,645	4,215,126	375,373	429,165	6,488,039

TRADE BALANCE AND MONETARY POSITION IN FOREIGN EXCHANGE
(Thousands of Pesos)

	DOLLARS (1)		OTHER CURRENCIES		TOTAL
TRADE BALANCE	'000s OF DOLLARS	'000s OF PESOS	'000s OF DOLLARS	'000s OF PESOS	'000s OF PESOS
TOTAL ASSETS	1,208,196	13,037,291	-	-	13,037,291

LIABILITIES POSITION	1,553,341	16,761,643	-	-	16,761,643
SHORT TERM LIABILITIES POSITION	461,135	4,975,973	-	-	4,975,973
LONG TERM LIABILITIES POSITION	1,092,206	11,785,670	-	-	11,785,670

NET BALANCE	(345,145)	(3,724,352)			(3,724,352)

INTEGRATION AND INCOME CALCULATION BY MONETARY POSITION
(Thousands of Pesos)

MONTH	MONETARY ASSETS	MONETARY LIABILITIES	(ASSET) LIABILITIES MONETARY POSITION	MONTHLY INFLATION	MONTHLY (PROFIT) AND LOSS
JANUARY	6,654,277	21,328,298	14,674,021	(0.01)	(1,325)
FEBRUARY	6,603,982	21,473,245	14,869,263	0.19	28,037
MARCH	6,631,524	21,441,916	14,810,392	0.40	58,938
APRIL	6,444,423	21,374,741	14,930,318	0.34	50,582
MAY	6,257,082	20,947,805	14,690,723	0.31	45,807
JUNE	6,196,572	20,988,235	14,791,663	(0.23)	(33,867)
JULY	6,412,413	21,051,363	14,638,950	0.33	48,641
AUGUST	6,253,027	20,676,315	14,423,288	0.17	24,701
SEPTEMBER	6,098,680	20,877,973	14,779,293	0.42	61,407
ACTUALIZATION	-	-	-	-	-
CAPITALIZATION	-	-	-	-	-
FOREIGN CORP.	-	-	-	-	-
OTHER	-	-	-	-	-
TOTAL					282,921